Exhibit 99.1

Surrozen Reports Third Quarter 2026 Financial Results and Provides Business Update

First patient dosed in Phase 1b of DUET study evaluating SZN-8141 in patients with diabetic macular edema

DUET Phase 2a enrollment to be expanded from approximately 60 to 150 patients to enable a more robust evaluation of SZN-8141 in DME

Topline data from DUET Phase 1b expected in second half of 2027; Phase 2a topline data expected in 2028

Second tranche of March 2025 PIPE and ATM transaction totaling approximately $118.9 million in net proceeds in October 2026 extend anticipated cash runway into 2029

SOUTH SAN FRANCISCO, Calif., November 09, 2026 (GLOBE NEWSWIRE) -- Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a biotechnology company pioneering targeted therapeutics to harness the power of Wnt signaling to address the underlying drivers of disease in sight-threatening ophthalmic conditions, today announced financial results for the third quarter ended September 30, 2026 and provided a business update.

“We have made important progress advancing Surrozen into its next stage of development, with the first patient dosed in the SZN-8141 DUET study and plans to significantly expand Phase 2a enrollment from approximately 60 to 150 patients,” said Craig Parker, President and Chief Executive Officer of Surrozen. “The additional capital raised in October positions us to generate a more robust clinical dataset across a broader DME population, while maintaining anticipated cash runway into 2029.”

Business Highlights and Recent Developments

SZN-8141

•
First patient dosed in DUET Phase 1b/2a clinical study

Surrozen dosed its first patient in the open-label Phase 1b single-ascending-dose portion of DUET, a Phase 1b/2a clinical study evaluating SZN-8141 in patients with diabetic macular edema (DME). The Phase 1b portion is designed to evaluate safety and tolerability, as well as pharmacokinetics, immunogenicity and exploratory measures of biological and clinical activity.

•
DUET Phase 2a enrollment to be expanded from approximately 60 to 150 patients

Surrozen plans to expand the randomized, double-masked Phase 2a portion of DUET from approximately 60 to 150 patients. The expanded Phase 2a is expected to evaluate two dose levels of SZN-8141 compared with Vabysmo® (faricimab-svoa) in patients with DME and include both treatment-naïve and treatment-experienced patients. The expanded study is designed to provide a more robust clinical dataset across dose levels and a broader DME patient population.

Corporate and Financial

•
Closed second and final tranche of March 2025 private placement

In October 2026, Surrozen closed the second and final tranche of its March 2025 private placement, generating approximately $95.1 million in gross proceeds before deducting placement agent fees and other offering expenses.

•
Strengthened balance sheet through October ATM transaction

In October 2026, Surrozen raised approximately $29.8 million in net proceeds through its at-the-market offering program, further strengthening its balance sheet and supporting the expansion of the DUET Phase 2a study.

•
Anticipated cash runway into 2029

The Company anticipates its cash, cash equivalents and marketable securities to provide cash runway into 2029, including funding for completion of the expanded DUET Phase 1b/2a study of SZN-8141 and initial Phase 1b clinical development of SZN-8143.

Third Quarter 2026 Financial Highlights

- Cash Position: Cash and cash equivalents were $100.4 million as of September 30, 2026, compared to $102.0 million as of June 30, 2026. Subsequent to quarter end, the Company raised approximately $95.1 million in gross proceeds from its private placement, $29.8 million in net proceeds through its at-the-market program and $1.1 million in net proceeds through the exercise of the Company’s common stock warrants, bringing its pro forma cash and cash equivalents to approximately $220.3 million as of September 30, 2026.

- Revenue:

•
Research Service Revenue – Related Party: Research service revenue from a related party was zero for the quarter ended September 30, 2026, compared to $1.0 million for the same period in 2025 as a result of the termination of the research collaboration with TCGFB, Inc., effective November 2025.

- Operating Expenses:

•
Research and Development Expenses: R&D expenses were $10.8 million for the quarter ended September 30, 2026, compared to $7.8 million for the same period in 2025, primarily reflecting a $2.1 million increase in research and manufacturing costs for the Company’s ophthalmology programs and a $0.9 million increase in employee-related expenses primarily related to stock-based compensation.

•
General and Administrative Expenses: G&A expenses were $6.8 million for the quarter ended September 30, 2026, compared to $4.1 million for the same period in 2025, due to a $1.7 million increase in employee-related expenses primarily related to stock-based compensation and a $0.9 million increase in professional service fees, primarily related to intellectual property portfolio legal fees.

- Other Income and Expenses:

•
Interest Income: Interest income was $0.9 million for both the quarter ended September 30, 2026 and the same period in 2025.
•
Loss on Change in Fair Value of Tranche Liability: Loss on change in fair value of tranche liability related to the March 2025 private placement was $73.9 million for the quarter ended September 30, 2026, compared to $40.7 million for the same period in 2025, attributable to the non-cash change in fair value of tranche liability, which was primarily driven by the increase in the Company’s stock price over the period.

•
Other Expense, Net: Other expense, net was $39.1 million for the quarter ended September 30, 2026, compared to $20.9 million for the same period in 2025, primarily driven by the non-cash change in fair value of warrant liabilities.

- Net Loss: Net loss was $129.7 million, including non-cash loss of $113.0 million on changes in fair value of tranche liability and warrant liabilities, for the quarter ended September 30, 2026, compared to a net loss of $71.6 million for the same period in 2025.

Surrozen’s Ophthalmology Portfolio

About SZN-8141 for Retinal Diseases
Surrozen is developing SZN-8141 as an intravitreal injection for the treatment of DME and neovascular age-related macular degeneration (wet AMD). SZN-8141 combines Frizzled 4 (FZD4)-mediated Wnt agonism and vascular endothelial growth factor (VEGF) antagonism and has the potential to provide benefits over treatment with single mechanism agents against these targets. The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF therapies, including monotherapies and dual-pathway agents targeting VEGF and Ang-2. In addition, Merck’s remigromig, a FZD4-mediated Wnt agonist monotherapy, achieved its primary endpoint in a Phase 2b/3 clinical trial in DME, supporting the therapeutic potential of Wnt pathway activation in retinal vascular disease. The Company believes SZN-8141 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8141 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About DUET

The Phase 1b/2a DUET study is designed to assess the safety, tolerability, and early signs of biological and clinical activity of SZN-8141. The trial consists of an open-label Phase 1b single-ascending-dose portion enrolling both treatment-naïve and previously treated patients with DME (Part 1), followed by a randomized, double-masked Phase 2a dose-expansion portion in both treatment-experienced and treatment-naïve patients with DME (Part 2). In Part 1, patients will receive a single intravitreal injection of SZN-8141 and be followed for approximately three months to evaluate safety and tolerability, as well as pharmacokinetics, immunogenicity, and exploratory measures of retinal function and anatomy including best-corrected visual acuity (BCVA), optical coherence tomography (OCT), OCT angiography (OCT-A), and ultra-widefield fluorescein angiography. Part 2 is expected to evaluate two dose levels of SZN-8141 compared with Vabysmo® (faricimab-svoa) in approximately 150 patients with DME. Patients are planned to receive three monthly doses followed by an additional four-month follow-up period to assess durability of effect. Key outcome measures include the same functional and anatomic measurements as in Part 1. Topline data from the DUET Phase 1b are expected in the second half of 2027, with topline data from the DUET Phase 2a expected in 2028. The Company is also planning to develop SZN-8141 in neovascular age-related macular degeneration and is evaluating development in other retinal vascular diseases.

About SZN-8143 for Retinal Diseases
Surrozen is developing SZN-8143 for the treatment of DME, wet AMD, and uveitic macular edema (UME). SZN-8143 combines FZD4 agonism, VEGF antagonism, and interleukin-6 (IL-6) antagonism and may have benefits over single mechanism agents against these targets. The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF therapies, including monotherapies and dual-pathway agents targeting VEGF and Ang-2. IL-6 antagonism has also demonstrated clinical activity in DME and UME. In addition, Merck’s remigromig, a FZD4 monotherapy, achieved its primary endpoint in a Phase 2b/3 clinical trial in DME, supporting the therapeutic potential of Wnt pathway activation in retinal vascular disease. The Company believes SZN-8143 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8143 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About Surrozen

Surrozen is a biotechnology company, pioneering a new class of Wnt-based therapeutics designed to harness the power of Wnt signaling to treat sight-threatening ophthalmic conditions. Built on deep scientific expertise and a proprietary antibody-engineering platform, Surrozen develops multifunctional biologics that selectively activate Wnt signaling in combination with other key disease pathways. Surrozen’s approach aims to deliver best-in-class, durable therapies that have the potential to transform patient outcomes in some of the most pressing unmet medical needs in ocular diseases. For more information, visit www.surrozen.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “plan,” “intend,” “potential,” “expect,” “could,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s cash runway into 2029 (including completion of the DUET Phase 1b/2a study of SZN-8141 and initial Phase 1b clinical development of SZN-8143) and Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates (including anticipated clinical development plans and timelines, such as the availability of data, such as topline data from the DUET Phase 1b being expected in the second half of 2027, topline data from the DUET Phase 2a being expected in 2028, Surrozen’s plan to develop SZN-8141 in neovascular age-related macular degeneration, the potential for such product candidates to be used to treat human disease or address unmet needs in serious eye diseases, as well as the potential benefits and potential differentiation from existing therapies of such product candidates, and the anticipated use of proceeds from the second closing of the private placement). These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical and clinical trials with respect to its product candidates and potential future drug candidates; the Company’s ability to fund its preclinical and clinical trials and development efforts, whether with existing funds or through additional fundraising; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to successfully complete preclinical and clinical studies for its product candidates; the effects that arise from volatility in global economic, political, regulatory and market conditions; and all other factors discussed in Surrozen’s Annual Report on Form 10-K for the year ended December 31, 2025, and Surrozen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” and other documents Surrozen has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor/Media Contact:
Email: Investorinfo@surrozen.com

SURROZEN, INC.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Loss

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Collaboration and license revenue	$—	$—	$10,000	$—
Research service revenue – related party	—	983	—	2,949
Total revenue	—	983	10,000	2,949

Operating expenses:
Research and development	10,837	7,774	28,649	20,374
General and administrative	6,805	4,094	19,819	12,028
Total operating expenses	17,642	11,868	48,468	32,402
Loss from operations	(17,642)	(10,885)	(38,468)	(29,453)
Interest income	912	911	2,762	2,232
Loss on amendment and cancellation of warrants	—	—	—	(2,073)
Loss on execution of the 2025 PIPE	—	—	—	(71,084)
Gain (loss) on change in fair value of tranche liability	(73,853)	(40,748)	(111,460)	7,112
Gain on settlement of tranche liability	—	—	—	1,117
Other income (expense), net	(39,141)	(20,921)	(59,886)	33,282
Net loss and comprehensive loss	$(129,724)	$(71,643)	$(207,052)	$(58,867)

Net loss per share attributable to Common stockholders, basic and diluted	$(11.02)	$(8.36)	$(18.06)	$(8.49)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	11,774	8,571	11,465	6,931

SURROZEN, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2026	2025(1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,353	$89,245
Accounts receivable - related party	—	208
Prepaid expenses and other current assets	2,534	2,106
Total current assets	102,887	91,559

Property and equipment, net	432	433
Operating lease right-of-use assets	4,650	6,000
Restricted cash	635	688
Other assets	431	46
Total assets	$109,035	$98,726

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$652	$728
Accrued and other liabilities	10,910	7,912
Lease liabilities, current portion	2,050	1,290
Total current liabilities	13,612	9,930

Lease liabilities, noncurrent portion	3,787	5,349
Tranche liability	270,122	158,662
Warrant liabilities	157,136	112,547
Total liabilities	444,657	286,488

Stockholders’ deficit:
Preferred stock	—	—
Common stock	1	1
Additional paid-in-capital	398,714	339,522
Accumulated deficit	(734,337)	(527,285)
Total stockholders’ deficit	(335,622)	(187,762)
Total liabilities and stockholders’ deficit	$109,035	$98,726

(1) Derived from the audited consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.